EXHIBIT 99.1

NT NETWORK SERVICES, LLC, SCS AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012

EXHIBIT 99.1

NT NETWORK SERVICES, LLC, SCS AND SUBSIDIARIES

Page
Independent Auditors’ Report	1
Consolidated Financial Statements
Consolidated Balance Sheet at December 31, 2012	2
Consolidated Statement of Operations for the Year Ended December 31, 2012	3
Consolidated Statement of Comprehensive Loss for the Year Ended December 31, 2012	4
Consolidated Statement of Changes in Stockholders’ Equity for the Year Ended December 31, 2012	5
Consolidated Statement of Cash Flows for the Year Ended December 31, 2012	6
Notes to Consolidated Financial Statements	7-15

EXHIBIT 99.1

INDEPENDENT AUDITORS' REPORT

To The Stockholders and Board of Directors
NT Network Services, LLC, SCS and Subsidiaries
Cagliari, Italy

We have audited the accompanying consolidated financial statements of NT Network Services, LLC, SCS and Subsidiaries, which comprise the consolidated balance sheet at December 31, 2012, the related consolidated statements of operations, comprehensive loss, changes in members’ equity and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of NT Network Services, LLC, SCS, and Subsidiaries at December 31, 2012, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

GRASSI & CO., CPAs, P.C.

Jericho, New York
February 21, 2014

EXHIBIT 99.1

NT NETWORK SERVICES, LLC, SCS AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2012

ASSETS
CURRENT ASSETS:
Cash	$10,114,928
Accounts receivable, net	12,954,733
Investments	6,607
Prepaid expenses and other current assets	4,943,390

Total Current Assets	28,019,658

PROPERTY AND EQUIPMENT, NET	9,708,438

NONCURRENT ASSETS:
Intangible assets, net	13,598
Other assets	1,063,846
Total Non-current Assets	1,077,444

Total Assets	$38,805,540

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$4,834,816
Accrued expenses and other current liabilities	8,898,939
Income taxes payable - current	1,181,656
Accrued cost of revenue	5,123,370
Deferred tax liabilities	13,557
Deferred revenue	1,316,621

Total Current Liabilities	21,368,959

NONCURRENT LIABILITIES:
Other non-current liabilities	761,983

Total Liabilities	22,130,942

COMMITMENTS AND CONTINGENCIES

MEMBERS' EQUITY	16,674,598

Total Liabilities and Members' Equity	$38,805,540

The accompanying notes are an integral part of these consolidated financial statements.

EXHIBIT 99.1

NT NETWORK SERVICES, LLC, SCS AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2012

REVENUE	$72,093,800

OPERATING ACTIVITIES:
Cost of telecommunication services provided	40,876,052
Selling, general and administrative expenses	26,348,800
Depreciation and amortization	8,805,081
Loss on disposal of fixed assets	868,796
Impairment of investments	303,893
Impairment of goodwill, fixed and intangible assets	26,482,794

LOSS FROM OPERATIONS	(31,591,616)

OTHER EXPENSE:
Interest expense, net	(154,293)
Other expense, net	(756,716)

Total Other Expense	(911,009)

LOSS BEFORE PROVISION FOR INCOME TAXES	(32,502,625)

PROVISION FOR INCOME TAXES	2,096,803

NET LOSS	$(34,599,428)

The accompanying notes are an integral part of these consolidated financial statements.

EXHIBIT 99.1

NT NETWORK SERVICES, LLC, SCS AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS
FOR THE YEAR ENDED DECEMBER 31, 2012

NET LOSS	$(34,599,428)

OTHER COMPREHENSIVE INCOME:
Change in accumulated foreign currency translation adjustment	2,835,076

COMPREHENSIVE LOSS	$(31,764,352)

The accompanying notes are an integral part of these consolidated financial statements.

EXHIBIT 99.1

NT NETWORK SERVICES, LLC, SCS AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS' EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2012

		Accumulated
		Other Comprehensive
	Members'	Income - Translation
	Equity	Adjustment	Total

BALANCE AT DECEMBER 31, 2011	$—	$—	$—

CONTRIBUTION OF TINET S.P.A. AND SUBSIDIARIES
STOCKHOLDERS' EQUITY	47,357,903	1,593,233	48,951,136

NET LOSS FOR THE YEAR ENDED DECEMBER 31, 2012	(34,599,428)	—	(34,599,428)

CONTRIBUTIONS FROM RELATED PARTY	2,144,075	—	2,144,075

FOREIGN CURRENCY TRANSLATION ADJUSTMENT	(2,656,261)	2,835,076	178,815

BALANCE AT DECEMBER 31, 2012	$12,246,289	$4,428,309	$16,674,598

The accompanying notes are an integral part of these consolidated financial statements.

EXHIBIT 99.1

NT NETWORK SERVICES, LLC, SCS AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2012

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(34,599,428)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	8,805,081
Deferred income taxes	1,268,045
Gain on sale of fixed assets	(27,556)
Bad debt provision	1,758,149
Impairment of investments	303,893
Impairment of goodwill, fixed and intangible assets	27,379,146
Changes in Assets (Increase) Decrease:
Accounts receivable	1,011,231
Prepaid expenses and other current assets	19,026
Changes in Liabilities Increase (Decrease):
Accounts payable and accrued expenses	457,324
Income taxes payable	741,978
Deferred revenue	227,129
Other non-current liabilities	170,332
NET CASH PROVIDED BY OPERATING ACTIVITIES	7,514,350

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(4,764,949)

NET CASH USED IN INVESTING ACTIVITIES	(4,764,949)

CASH FLOWS FROM FINANCING ACTIVITIES:
Cash acquired from contribution from Tinet S.p.A.	5,115,204
Repayments on loans	(1,900,000)

NET CASH PROVIDED BY FINANCING ACTIVITIES	3,215,204

EFFECT OF FOREIGN EXCHANGE RATE CHANGES	4,150,323

NET INCREASE IN CASH	10,114,928

CASH, BEGINNING OF YEAR	—

CASH, END OF YEAR	$10,114,928

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$8,142

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES :
Reclassification of due to related party, net to capital	$2,144,075
Contribution of Tinet S.p.A. and Subsidiaries, non-cash portion	$43,835,932

The accompanying notes are an integral part of these consolidated financial statements.

EXHIBIT 99.1

NT NETWORK SERVICES, LLC, SCS AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012

Note 1 -    Nature of Operations and Principles of Consolidation

Principles of Consolidation

The consolidated financial statements include the accounts of NT Network Services, LLC, SCS (“NT Network Services” or the “Company”), Inteliquent Holdings S.a.r.l. (“Inteliquent Holdings”), Inteliquent S.a.r.l. (“Inteliquent”), Inteliquent Australia Pty Ltd. (“Inteliquent Australia”), UAB Inteliquent Lithuania (“Inteliquent Lithuania”), Tinet S.p.A. (“Tinet”), Inteliquent Canada Communications Inc. (“Inteliquent Canada”), Inteliquent Istanbul Telekomunikasyon Hizmetleri Limited Sirketi (“Inteliquent Istanbul”), Tiscali International Networks Ltd. (“Tinet UK”), Tinet GmbH, Tinet Hong Kong Limited (“Tinet HK”), and Tinet Singapore Pte. Ltd. (“Tinet Singapore”). All material intercompany balances, revenue and cost transactions have been eliminated in the consolidated financial statements.

Change in Reporting Entity

In 2012, the Company changed its reporting entity structure to contribute certain wholly owned subsidiaries to NT Network Services, LLC, SCS. The contribution of subsidiaries was effected to more efficiently deploy capital across the organization. The consolidated financial statements of the Company include the contributed subsidiaries at December 31, 2012. The contributed subsidiaries resulted in an increase in members’ equity of approximately $49 million at December 31, 2012.

Business Activity

NT Network Services and Subsidiaries provide voice, IP Transit, and Ethernet telecommunications services primarily on a wholesale basis. The Company offers these services using an all-IP network, which enables the Company to deliver global connectivity for a variety of media, including voice, data and video. The Company’s solutions enable carriers and other providers to deliver telecommunications traffic or other services where they do not have their own network or elect not to use their own network. These solutions are sometimes called “off-net” services. The Company also provides solutions to customers, like content providers, who also typically do not have their own network. All of the Company’s operations take place outside the United States of America.

Note 2 -    Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  To increase the comparability of fair value measurements, a three-tier fair value hierarchy, which prioritizes the inputs used in the valuation methodologies, is as follows:

Level 1 - Valuations based on quoted prices for identical assets and liabilities in active markets.

Level 2 - Valuations based on observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data.

Level 3 - Valuations based on unobservable inputs reflecting the Company’s own assumptions, consistent with reasonably available assumptions made by other market participants.  These valuations require significant judgment.

EXHIBIT 99.1

At December 31, 2012, the fair value of the Company’s financial instruments including cash, accounts receivable, accounts payable and accrued expenses, approximated book value due to the short term maturities of these instruments.

Cost-Method Investments

Investee companies not accounted for under the consolidation or the equity method of accounting are accounted for under the cost method of accounting. Under this method, the Company’s share of the earnings or losses of such investee companies is not included in the consolidated balance sheet or statement of operations. However, impairment charges are recognized in the consolidated statement of operations. If circumstances suggest that the value of the investee company has subsequently recovered, such recovery is not recorded. At December 31, 2012, investments in the balance sheet consist of the cost of an investment in Topix consortium for the share of Internet traffic for $6,607. The fair value of the cost-method investment was not estimated because there are no identified events or changes in circumstances that may have a significant effect on the fair value. Accordingly, the Company does not estimate its fair value because it is not practicable.

Revenue Recognition

The Company generates revenue from sales of its voice, IP Transit, and Ethernet telecommunications services. The Company maintains executed service agreements with each of its customers in which specific fees and rates are determined. Revenue is recorded each month based upon documented minutes of traffic switched or Internet transit for which service is provided, and when collection is probable.

Deferred Revenue

The Company recognizes revenues as earned. Amounts billed in advance of the period in which service is rendered are recorded as a liability under “Deferred revenue.”

Accounts Receivable

The Company carries its accounts receivable at cost less an allowance for doubtful accounts. The Company reviews accounts receivable on a monthly basis to determine if any receivables will be potentially uncollectible. The Company includes any accounts receivable balances that are determined to be uncollectible in the overall allowance for doubtful accounts. Normally, accounts receivable are due within 30 days after the date of the invoice. The Company treats invoices as past due when they remain unpaid, in whole or in part, beyond the payment time set forth in the applicable service contract. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. At December 31, 2012, the allowance for doubtful accounts was approximately $3,546,000. The Company does not accrue interest on past due receivables.

Property and Equipment

Property and equipment is stated at cost. The costs of additions and improvements are capitalized and expenditures for repairs and maintenance are expensed in the period incurred. When items of property and equipment are sold or retired, the related costs and accumulated depreciation and amortization are removed from the accounts and any gain or loss is included in income.

Depreciation of property and equipment is provided utilizing the straight-line method over the estimated useful lives of the respective assets as follows:

Office equipment	3 to 13 years
Network equipment	5 years
Software	5 years

Leasehold improvements are amortized over the shorter of the remaining term of the lease or the useful life of the improvement utilizing the straight-line method.

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that their carrying amount may not be recoverable in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Subtopic 360-10-35, Impairment or Disposal of Long-Lived Assets. Recoverability of long-lived assets is measured by comparing the carrying amount of the asset or asset group to the undiscounted cash flows that the asset or asset group is expected to generate. If the undiscounted cash flows of such assets are less than the carrying amount, the impairment to be recognized is measured by the amount by which the carrying amount, if any, exceeds its fair value.

EXHIBIT 99.1

During the year ended December 31, 2012, the Company recorded property and equipment impairment charges of approximately $4.9 million, as a result of an impairment test performed during the fourth quarter of 2012. The results of the test are further described in Note 4, “Property and Equipment.” In addition, the Company ceased its hosted services offering during the year ended December 31, 2012. As the equipment has no further use in the Company’s network, the Company recorded an asset impairment charge of approximately $0.9 million to write off the related assets.

Intangible Assets

Definite-lived intangible assets are amortized utilizing the straight-line method over their estimated useful lives as follows:

Patents	5 years
Trademarks	5 years
Indefeasible rights of use	5 to 15 years
Customer list	5 years

The Company reviews the carrying value of definite-lived intangibles and other long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Recoverability of long-lived assets is measured by comparing the carrying amount of the asset or asset group to the undiscounted cash flows that the asset or asset group is expected to generate. If the undiscounted cash flows of such assets are less than the carrying amount, the impairment to be recognized is measured by the amount by which the carrying amount, if any, exceeds its fair value.

During the year ended December 31, 2012, the Company recorded intangible assets impairment charges of approximately $8.1 million, as a result of an impairment test performed during the fourth quarter of 2012. The results of the test are further described in Note 5, “Intangibles and Goodwill, Net.”

Goodwill

Goodwill is not amortized, but is tested for impairment at least on an annual basis or more frequently if events or changes in circumstances indicate that the asset might be impaired in accordance with FASB ASC Topic 350, Intangibles - Goodwill and Other. The Company compares each reporting unit’s fair value, by considering comparable company market valuations and estimating expected future discounted cash flows to be generated by the reporting unit, to its carrying value. If the carrying value exceeds the reporting unit’s fair value, the Company performs an additional fair value measurement calculation to determine the impairment loss. The amount of impairment is determined by comparing the implied fair value of the reporting unit’s goodwill to the carrying value of the goodwill.

During the year ended December 31, 2012, the Company recorded a goodwill impairment charge of approximately $13.5 million as a result of the impairment test performed during the fourth quarter of 2012 (see Note 5, “Intangibles and Goodwill, Net”).

Income Taxes

Income tax expense includes income taxes currently payable and deferred taxes arising from temporary differences between income for financial reporting and income tax purposes. Deferred tax assets and liabilities are determined based on the difference between the financial statement balances and the tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the year that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

Applicable accounting literature requires that a position taken or expected to be taken in a tax return be recognized in the financial statements when it is more likely than not that the position would be sustained upon examination by taxing authorities. A recognized tax position is then measured at the largest amount of benefit that is greater than a 50% likelihood of being realized upon ultimate settlement. Accounting provisions also require that a change in judgment that results in subsequent recognition, derecognition, or change in a measurement of a tax position taken in a prior annual period (including any related interest and penalties) be recognized as a discrete item in the period in which the change occurs. The Company regularly evaluates the likelihood of recognizing the benefit from income tax positions taken by considering all relevant facts, circumstances, and information available.

EXHIBIT 99.1

Foreign Operations

For all foreign operations, the functional currency is the local currency. Local currency assets and liabilities are translated at the rates of exchange on the balance sheet date, and local currency revenues and expenses are translated at the weighted average rates of exchange during the period. Gain or loss on the translation of foreign currency within the consolidated financial statements is recorded directly into a separate component of members’ equity as accumulated other comprehensive income (loss). Gain or loss on re-measurement from the recording currency to the functional currency prior to translation, is recognized in current results of operations.

Advertising, Promotions and Trade Shows

Costs related to advertising, promotions and trade shows are expensed as incurred and amounted to approximately $224,000 for the year ended December 31, 2012.

New Accounting Pronouncements

In July 2013, the FASB issued Accounting Standards Update (“ASU”) No. 2013-11, Income Taxes (Topic 740): Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists. This update clarifies that an unrecognized tax benefit should be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward and not as a liability except in certain limited circumstances. The amendments in ASU 2013-11 are effective for fiscal years, and interim periods within those years, beginning after December 15, 2013. For nonpublic entities, the amendments are effective for fiscal years, and interim periods within those years, beginning after December 15, 2014. Early adoption is permitted. The Company does not expect the new guidance to have an impact on its consolidated financial statements.

In February 2013, the FASB issued ASU No. 2013-02, Reporting of Amounts Reclassified out of Accumulated Other Comprehensive Income (“AOCI”). Under ASU 2013-02, an entity is required to provide information about the amounts reclassified out of AOCI by component. In addition, an entity is required to present, either on the face of the financial statements or in the notes, significant amounts reclassified out of AOCI by the respective line items of net income, but only if the amount reclassified is required to be reclassified in its entirety in the same reporting period.

For amounts that are not required to be reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures that provide additional details about those amounts. ASU 2013-02 does not change the current requirements for reporting net income or other comprehensive income in the financial statements. ASU 2013-02 is effective from January 1, 2013, and the Company does not expect the new guidance to have an impact on its consolidated financial statements.

In July 2012, the FASB issued ASU No. 2012-02, Testing Indefinite-Lived Intangible Assets for Impairment, which simplifies the guidance for testing the impairment of indefinite-lived intangible assets other than goodwill. Examples of intangible assets subject to the guidance include indefinite-lived trademarks, licenses, and distribution rights. The amendment provides the option to first assess qualitative factors to determine whether it is necessary to perform the quantitative impairment test. Under the option, an entity is no longer required to calculate the fair value of an indefinite-lived intangible asset unless the entity determines, based on a qualitative assessment, that it is more likely than not that its fair value is less than its carrying amount. This amendment is effective for fiscal years beginning after September 15, 2012, with early adoption permitted. The Company does not expect the new guidance to have an impact on its 2012 impairment test results.

Note 3 -    Concentration of Credit Risk

At December 31, 2012, the Company had approximately $10,115,000, which is its entire cash balance, in international bank accounts.

EXHIBIT 99.1

Note 4 -    Property and Equipment

Property and equipment, net consists of the following:

Office equipment	$713,456
Network equipment	23,687,759
Leasehold improvements	139,943
Software	1,877,236
Assets under construction	50,503
26,468,897
Less: Accumulated depreciation and amortization	16,760,459
$9,708,438

Depreciation and amortization expense amounted to approximately $5,630,000 for the year ended December 31, 2012.

On February 22, 2013, the Company concluded that it was required to record a material impairment charge for goodwill, intangible assets, and fixed assets in the fourth quarter of 2012. The Company utilized FASB ASC Topic 360, Property, Plant and Equipment (“ASC 360”) guidance to test the long-lived assets for realizability and determined that the lowest level of its cash flow generation was its reporting units. During ASC 360 Step 1, the Company compared the undiscounted cash flows attributable to each reporting unit over the projection period of five years based upon the estimated useful life of the primary asset group, which was the parent company’s property and equipment, plus an estimate of terminal value to its book value. The sum of the undiscounted cash flows was less than the carrying value of the net assets for each reporting unit. This indicated that the Company failed Step 1 and was required to complete Step 2 under ASC 360 guidance that would quantify the impairment amount. During ASC 360 Step 2, the Company fair valued the assets using three generally accepted approaches: the cost, income and market approaches. As a result of the Step 2 analysis, the Company recorded a property and equipment impairment charge of approximately $4.9 million noncash write-down of fixed assets.

Note 5 -    Intangibles and Goodwill, Net

Intangible assets, net consist of the following:

	Useful Life
Patents	5 years	$2,001
net of accumulated amortization of $5,248
Trademarks,	5 years	11,597
net of accumulated amortization of $24,048
		$13,598

Amortization expense related to intangible assets for the year ended December 31, 2012 was approximately $3,175,000.

As described in Note 4, in conjunction with the impairment analysis, the Company applied the excess earnings method, a form of the income approach, to estimate the value of the customer based intangible assets. Based on the analysis, the Company concluded that the intangible assets had no value and accordingly an impairment charge of $8.1 million was recorded. Prior to the impairment charges, the intangible assets, which consisted of customer relationships, had a definite life and were amortized on an accelerated basis based on the discounted cash flows recognized over their estimated useful lives (15 years).

Goodwill at December 31, 2012 was $-0-. During the year ended December 31, 2012, the Company, as a result of an impairment test as described in Note 4, recorded an estimated non-cash goodwill impairment charge of approximately $13.5 million, which resulted in no goodwill being carried at December 31, 2012. Factors that the Company considered in the recognition of an impairment included (i) the decline in the parent company’s common stock price beginning in the late third quarter of 2012 and sustained through the following year, which required an increase in the discount rate used in the present value calculation in order to reconcile the

EXHIBIT 99.1

parent company’s market capitalization to the aggregate estimated fair value of all of the parent company’s reporting units, and (ii) the carrier settlement that was settled in the fourth quarter of 2012.

Note 6 -    Related Party Transactions

The Company is a wholly-owned subsidiary of Neutral Tandem, Inc. and is also affiliated with NT Network Services, LLC under common ownership. During 2012, the Company entered into several transactions with its parent and affiliate. A summary of the transactions is as follows:

Revenue	$5,267,747
Cost of telecommunication services	$11,799,155
Interest expense	$143,240

During the year ended December 31, 2012, the Company had a revolving line of credit agreement with Neutral Tandem, Inc. in the amount of $20,000,000, which was set to expire on March 31, 2015. Borrowings under the agreement bore interest at 3.5% per annum. At December 31, 2012, all related party payables have been eliminated and recorded as contributions from related party within members’ equity.

Note 7 -    Contingencies

The Company was audited by the Italian Revenue Agency in February 2013. The Italian Revenue Agency disavowed the accounting for client lists as other intangible assets to be amortized over the period of five years considering them instead goodwill, for which the Italian Revenue Code prescribes an amortization period of eighteen years. Corporate income taxes due for the year 2009 in the amount of approximately $330,000 are classified as income taxes payable.

During the year ended December 31, 2012, the Company amended its tax return for the fiscal year ended December 31, 2011 and reduced the corresponding liability for approximately $446,000. As a result, a liability in the amount of approximately $570,000 for the year ended December 31, 2010, is included in accounts payable and accrued expenses and other current liabilities. Accounts payable and accrued expenses and other current liabilities also include an accrual of approximately $327,000 of interest and penalties for the years 2010 and 2011.

During the year ended December 31, 2012, the Company recognized a provision in the amount of approximately $3,300,000 for potential tax liabilities in conjunction with its activities in certain countries where a permanent establishment may give rise to corporate income and value added taxes. At December 31, 2012, contingent tax liabilities amount to approximately $4,280,000 and are classified in accounts payable and accrued expenses and other current liabilities.

In addition, during the year ended December 31, 2012, the Company recorded an accrual of approximately $304,000 as a potential liability for the impairment of the investment in Tinet Singapore. The accrual has been included in results of operations for 2012 and is classified in accounts payable and accrued expenses and other current liabilities.

The Company is subject to various claims and proceedings in the ordinary course of business. During the year ended December 31, 2012, the Company recorded a liability in the amount of $1,190,000 to settle a dispute with a former managing director and CEO as a result of the termination of his employment contract. In October 2013, this amount was paid in full settlement of the dispute.

Based on information currently available, management estimates that no additional claims or proceedings, individually or in the aggregate, will have a material adverse effect on the Company’s financial position or results of operations, although such estimates can change in the future.

EXHIBIT 99.1

Note 8 -    Provision for Income Taxes

The components of the income tax expense (benefit) are as follows for the year ended December 31, 2012:

Current:
IRES	$507,750
IRAP	141,995
Foreign	179,013
828,758
Deferred:
IRES	(5,902,253)
Change in valuation allowance	7,170,298
1,268,045

Total provision for income taxes	$2,096,803

The provision for income taxes differs from the amount computed by applying the Italian statutory income tax rate to income before income taxes for the reasons set forth below for the year ended December 31, 2012:

Italian statutory income tax rate	27.5%
Permanent items	(10.89)%
Foreign tax rate differential	0.2%
Change in valuation allowance	(22.06)%
FIN 48	(1.2)%
Effective Tax Rate	(6.45)%

For the year ended December 31, 2012, the effective tax rate of (6.45)% differed from the statutory rate of 27.5% due primarily to various permanent differences between taxable income calculated under accounting principles generally accepted in the United States of America and taxable income calculated in accordance with the rules and regulations of applicable taxing authorities. In addition, the Company does not believe it will be able to realize benefits of its deferred tax assets; therefore, a full valuation allowance has been established against net deferred tax assets. At December 31, 2012, the Company has no net operating loss carryforwards.

EXHIBIT 99.1

Deferred income taxes reflect the net effects of net operating loss carryforwards and the temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities at December 31, 2012 are as follows:

Deferred Tax Assets:
Directors' compensation	$822
Bad debt provision	638,616
Tax depreciation on goodwill	1,199,275
Maroc Telecom Provision	71,012
Miscellaneous	23,769
Risk provision	452,673
Write-down of tangible assets	1,642,263
Write-down of intangible assets	3,355,542
Total deferred tax assets before valuation allowance	7,383,972
Less: Valuation allowance	7,370,415
Total deferred tax assets	13,557

Deferred Tax Liabilities:
Foreign exchange gain/loss	(13,557)
Total deferred tax liabilities	(13,557)
Net deferred tax asset	$—

FASB ASC Topic 740 provides for the recognition of deferred tax assets if realization of such assets is more likely than not. The Company believes that it is more likely than not that all of the deferred tax assets will be realized against future taxable income but does not have objective evidence to support this future assumption. Based upon the weight of available evidence, which includes the Company's historical operating performance and the reported accumulated net losses to date, the Company has provided a full valuation allowance against its deferred tax assets, except to the extent that those assets are expected to be realized through continuing amortization of the Company's deferred tax liabilities for intangible assets.

The Company files Italian Corporate Income Tax (“IRES”) and Italian Regional Production Tax (“IRAP”) income tax returns in Italy. Under the Italian Tax Assessment Code, tax assessments (for both IRES and IRAP) can be assessed until the fourth year following of the tax return. Currently, all years 2009 and later are open to assessment and all years prior to 2009 are closed for tax assessment purposes.

The Company performed an analysis of all open years, December 31, 2009 to December 31, 2012 and the expected tax positions to be taken at the balance sheet date. At December 31, 2012, approximately $4,625,000 of unrecognized tax benefits including penalties and interest, could affect the Company's tax provision and effective tax rate. The gross unrecognized tax benefit amount is not expected to materially change in the next 12 months.

Note 9 -    Non-retirement Post-employment Benefits

The Company provides certain post-employment benefits to eligible former employees during the period subsequent to employment but prior to retirement and accrues for the related cost over the service lives of the employees. These benefits include severance benefits. At December 31, 2012, the Company had approximately $762,000 of post-employment benefit liabilities included in other non-current liabilities. Post-employment benefit costs charged to operations in 2012 totaled approximately $186,000.

EXHIBIT 99.1

Note 10 -	Leases

The Company has non-cancellable operating leases for three locations. Future annual aggregate minimum lease payments under non-cancellable operating leases are as follows:

Years Ending December 31:
2013	$473,592
2014	549,921
2015	549,921
2016	457,417
2017	338,484
Thereafter	1,579,591
$3,948,926

Rent expense charged to operations amounted to approximately $600,000 for the year ended December 31, 2012.

Note 11 -	Subsequent Events

The Company has evaluated all events or transactions that occurred after December 31, 2012 through the date of these consolidated financial statements, which is the date that the consolidated financial statements were available to be issued.

On April 30, 2013, the Company’s stockholders entered into an agreement to sell, and sold all of the equity interest in the Company to GTT Communications, Inc (“GTT”). In consideration for the equity interest in the Company, GTT paid the sellers $52,500,000 in cash, subject to a capital adjustment, an adjustment based on the cash and cash equivalents in the Company immediately prior to the acquisition and a reduction in an amount equal to the amount of indebtedness of the Company outstanding immediately prior to the acquisition.

Due to the acquisition of the Company by GTT as described above, the line of credit mentioned in the related party footnote was closed.

Except for what is described above and in Note 7, there were no other material subsequent events requiring disclosure during this period.